Exhibit 10.15

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of September 30, 2003, by and among (i) Deutsche Bank Trust Company Americas, acting in its capacity as Administrative Agent under the First Priority Credit Agreement (as hereinafter defined) (together with its successors and assigns in such capacity, the “First Priority Bank Agent”), (ii) Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent under the First Priority Security Agreement (as hereinafter defined) (together with its successors and assigns in such capacity, the “First Priority Collateral Agent”), (iii) Deutsche Bank Trust Company Americas, acting in its capacity as Administrative Agent under the Second Priority Credit Agreement (as hereinafter defined) (together with its successors and assigns in such capacity, the “Second Priority Bank Agent”), (iv) Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent under the Second Priority Security Agreement (as hereinafter defined) (together with its successors and assigns in such capacity, the “Second Priority Collateral Agent”), (v) Deutsche Bank Trust Company Americas, as beneficiary for the benefit of the Secured Creditors under the Mortgages (as hereinafter defined) (together with its successors and assigns in such capacity, the “Mortgagee”), and (vi) HSBC Bank USA, as trustee for the holders of Second Priority Senior Notes (as defined below) issued under the Second Priority Senior Notes Indenture (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Second Priority Senior Notes Trustee”), and is acknowledged and consented to by Huntsman LLC, a Utah limited liability company formerly known as Huntsman Company LLC (“Borrower”).

R E C I T A L S

WHEREAS, the Collateral Agents and Borrower are parties to that certain Intercreditor Agreement dated as of September 30, 2002, pursuant to which the Collateral Agents have set forth certain of their respective rights and obligations, including with respect to the Collateral (the “Existing Intercreditor Agreement”);

WHEREAS, on the date hereof, Borrower is issuing $380 million in aggregate principal amount of 11-5/8% Senior Secured Notes due 2010 (such notes, together with any exchange notes and additional notes issued under the Second Priority Senior Notes Indenture (as defined herein), which are permitted to be issued by the Credit Agreements (as defined herein), the “Second Priority Senior Notes”) under an Indenture dated as of the date hereof among Borrower, the guarantors named therein and the Second Priority Senior Notes Trustee (as amended, supplemented or otherwise modified from time to time, in accordance with the terms hereof, the “Second Priority Senior Notes Indenture”);

WHEREAS, Borrower, certain subsidiaries of Borrower parties thereto and the First Priority Collateral Agent are parties to a Security Agreement with respect to the First Priority Secured Obligations (as amended, replaced, modified, extended, renewed, supplemented or restated (in connection with a Refinancing or otherwise) or otherwise modified from time to time, the “First Priority Security Agreement”);

WHEREAS, contemporaneously herewith, in order to secure the Second Priority Senior Notes on a pari passu basis with the Lenders that are parties to the Second Priority Credit Agreement and the other Second Priority Secured Creditors, (i) the Second Priority Collateral Agent, Borrower and the subsidiaries of Borrower parties thereto are entering into the Second Amended and Restated Security Agreement (as amended, replaced, modified, extended, renewed, supplemented or restated (in connection with a Refinancing or otherwise) or otherwise modified from time to time, the “Second Priority Security Agreement”) and (ii) the Mortgages are being amended in order to add the Second Priority Senior Notes Obligations (as defined herein) as secured obligations thereunder (as more fully described in each such amendment); and

WHEREAS, the Collateral Agents, the Bank Agents (as defined below), the Mortgagee, the Second Priority Senior Notes Trustee and Borrower hereto desire to enter into this Agreement for the purpose of setting forth the rights and obligations of the Collateral Agents and the respective secured parties with respect to the Collateral.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (all such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Bank Agents” shall mean the First Priority Bank Agent and the Second Priority Bank Agent.

“Bank Obligations” shall mean the First Priority Bank Obligations and the Second Priority Bank Obligations.

“Bankruptcy Proceeding” shall have the meaning set forth in the Second Priority Credit Agreement.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall mean the property from time to time consisting of Collateral under the First Priority Security Agreement, the Second Priority Security Agreement and the Mortgages.

“Collateral Agents” shall mean the First Priority Collateral Agent, the Second Priority Collateral Agent and the Mortgagee.

“Credit Agreements” shall mean the First Priority Credit Agreement and the Second Priority Credit Agreement.

“Credit Party” shall mean any Credit Party (as defined in the First Priority Credit Agreement) or any Credit Party (as defined in the Second Priority Credit Agreement).  The term “Credit Parties” shall have a correlative meaning.

“Existing Intercreditor Agreement” shall have the meaning provided in the Recitals hereto.

“First Priority Agent” shall mean the First Priority Bank Agent and/or the First Priority Collateral Agent, as the case may be.

“First Priority Bank Agent” shall have the meaning set forth in the first paragraph hereto.

“First Priority Bank Obligations” shall mean Obligations (as defined in the First Priority Credit Agreement), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“First Priority Collateral Agent” shall have the meaning set forth in the first paragraph hereto.

“First Priority Credit Agreement” shall mean that certain Revolving Credit Agreement by and among Borrower, the other borrowers parties thereto, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders parties thereto, together with any agreement or agreements from time to time executed by Borrower to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement of all or any part of the First Priority Bank Obligations, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“First Priority Instructing Group” shall mean the Instructing Group (as defined in the First Priority Security Agreement).

“First Priority Loan Documents” shall mean the Loan Documents (as defined in the First Priority Credit Agreement) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the First Priority Bank Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing First Priority Bank Obligations, including any documents evidencing or securing any complete, partial or successive refunding, Refinancing or replacement of the First Priority Bank Obligations or successive refunding, Refinancing or replacement, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing).

“First Priority Secured Creditors” shall mean all holders of the First Priority Secured Obligations.

“First Priority Secured Obligations” shall mean the Obligations (as defined in the First Priority Security Agreement), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“First Priority Security Agreement” shall have the meaning set forth in the Recitals hereto.

“First Priority Security Documents” shall mean the First Priority Security Agreement and all other Security Documents (as defined in the First Priority Credit Agreement).

“Fully Paid” shall mean, with respect to any Obligation, that the respective obligee of such Obligation (which obligee shall, (i) in the case of the First Priority Bank Obligations, be the First Priority Bank Agent; and (ii) in the case of the Second Priority Bank Obligations, be the Second Priority Bank Agent, shall have certified to the respective Collateral Agent that such Obligation has terminated and that there remain no obligations of any kind whatsoever of the Borrower or any Credit Party with respect thereto (other than contingent indemnification obligations as to which no claims shall have accrued or be pending).

“Lender” shall mean any Lender (as defined in the First Priority Credit Agreement) or any Lender (as defined in the Second Priority Credit Agreement), in each case together with their respective successors and assigns in such capacity.

“Liens” shall mean Liens (as defined in the First Priority Credit Agreement) and/or Liens (as defined in the Second Priority Credit Agreement), as the context shall require.

“Loan Documents” shall mean, collectively, the First Priority Loan Documents and the Second Priority Loan Documents, or any of the foregoing.

“Mortgagee” shall have the meaning set forth in the first paragraph hereto.

“Mortgages” shall mean Mortgages (as defined in the First Priority Credit Agreement) and Mortgages (as defined in the Second Priority Credit Agreement), as the context shall require.

“Obligations” shall mean, collectively, the First Priority Secured Obligations and the Second Priority Secured Obligations.  “Obligation” means any First Priority Secured Obligation or Second Priority Secured Obligation, as the context shall require.

“Refinance” shall mean, with respect to any Obligation, to refinance, extend, renew, repay, prepay, redeem, defease or retire, or to issue indebtedness in exchange or replacement for, such Obligation.  “Refinancing” has a correlative meaning.

“Second Priority Agent” shall mean the Second Priority Bank Agent and/or the Second Priority Collateral Agent, as the case may be.

“Second Priority Bank Agent” shall have the meaning set forth in the first paragraph hereto.

“Second Priority Bank Obligations” shall mean Obligations (as defined in the Second Priority Credit Agreement), together with any obligations incurred to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement thereof.

“Second Priority Collateral Agent” shall have the meaning set forth in the first paragraph hereto.

“Second Priority Credit Agreement” shall mean that certain Amended and Restated Credit Agreement by and among Borrower, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders parties thereto, together with any agreement or agreements from time to time executed by Borrower to evidence any refunding, Refinancing, replacement or successive refunding, Refinancing or replacement of all or any part of the Second Priority Bank Obligations, together with any amendments, replacements, modifications, extensions, renewals, supplements to, or restatements of, any of the foregoing.

“Second Priority Instructing Group” shall mean the Instructing Group (as defined in the Second Priority Security Agreement).

“Second Priority Loan Documents” shall mean the Loan Documents (as defined in the Second Priority Credit Agreement) and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Second Priority Bank Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing Second Priority Bank Obligations, including any documents evidencing or securing any complete, partial or successive refunding, Refinancing or replacement of the Second Priority Bank Obligations or successive refunding, Refinancing or replacement, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing).

“Second Priority Secured Creditors” shall mean all holders of the Second Priority Secured Obligations.

“Second Priority Secured Obligations” shall mean the Obligations (as defined in the Second Priority Security Agreement, together with any obligations incurred to evidence any refunding, Refinancing or replacement or successive refunding, Refinancing or replacement thereof.).

“Second Priority Security Agreement” shall have the meaning set forth in the Recitals hereto.

“Second Priority Security Documents” shall mean the Second Priority Security Agreement and all other Security Documents (as defined in the Second Priority Credit Agreement).

“Second Priority Senior Noteholders” shall mean the holders of the Second Priority Senior Notes.

“Second Priority Senior Notes” shall have the meaning set forth in the Recitals thereto.

“Second Priority Senior Notes Indenture” shall have the meaning set forth in the Recitals hereto.

“Second Priority Senior Notes Obligations” shall mean the obligations incurred by Borrower under the Second Priority Senior Notes Indenture, as evidenced by the Second Priority Senior Notes.

“Second Priority Senior Notes Trustee” shall have the meaning set forth in the Recitals hereto.

“Secured Creditors” shall mean, collectively, the First Priority Secured Creditors and the Second Priority Secured Creditors.

“Security Agreements” shall have the meaning set forth in the Recitals hereto.

“Security Documents” shall mean the Security Documents (as defined in the First Priority Credit Agreement) and the Security Documents (as defined in the Second Priority Credit Agreement).

Section 2.              Lien Priorities.

(a)           (i)            The parties hereto hereby agree that, notwithstanding the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted in favor of the Collateral Agents to secure the Obligations or the filing or recording of financing statements or other Security Documents; the validity or enforceability of the security interests and Liens granted in favor of the Collateral Agents or the First Priority Secured Creditors or the Second Priority Secured Creditors; the dating, execution or delivery of any agreement, document or instrument granting any Collateral Agent or Secured Creditor security interests and/or Liens in or on any or all of the property or assets of any pledgor; the date on which any indebtedness is extended; the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest; any provision of the Uniform Commercial Code, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures; any provision set forth in any Loan Document or the Second Priority Senior Notes Indenture or the Second Priority Notes; or the possession or control by any Collateral Agent or Secured Creditor or any bailee of all or any part of any Collateral as of the date hereof or otherwise, the Liens granted under the First Priority Security Documents to secure the First Priority Secured Obligations shall be a first and prior security interest for all purposes and the Liens granted under the Second Priority Security Documents to secure the Second Priority Secured Obligations shall be second and subordinated to the Liens granted under the First Priority Security Documents.

(ii)           Notwithstanding the terms of any First Priority Loan Documents, Second Priority Loan Documents or the Second Priority Senior Notes Indenture, in the event of any enforcement of any Liens or in connection with a Bankruptcy Proceeding, all proceeds of Collateral, including the proceeds of any collection, sale or disposition of the Collateral or any portion thereof in connection with the exercise of remedies under the Security Documents or otherwise and any proceeds or recoveries under any title insurance policy(ies) insuring any Mortgage, shall be distributed in accordance with the following procedure:

(x)            Such proceeds of the Collateral shall be applied first to the First Priority Secured Obligations (including, without limitation, all interest thereon accruing subsequent to the filing of a bankruptcy case (or that would accrue but for such filing) at the rate provided for in the First Priority Credit Agreement, whether or not such interest is an allowed claim under applicable law) and, after the First Priority Secured Obligations have been Fully Paid, shall be applied to the Second Priority Secured Obligations in accordance with the Second Priority Security Agreement.

(y)           In the event that either Collateral Agent receives the proceeds of any Collateral in contravention of the preceding paragraph, it shall hold such proceeds in trust for, and promptly turn over such proceeds (in the same form as received, with any necessary non-recourse endorsement) to the proper Collateral Agent in accordance with the provisions of clause (x) above; provided, however, that in the event any Collateral Agent fails to provide any such endorsement, the applicable Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(iii)          For the avoidance of doubt, it is understood and agreed that the First Priority Collateral Agent may apply proceeds held in the Master Collection Account (as defined in the First Priority Credit Agreement), any Deposit Account (as defined in the First Priority Credit Agreement) and any Cash Collateral Account (as such term is defined in both the First Priority Security Agreement and the Second Priority Security Agreement) pursuant to and in accordance with the express terms of the First Priority Credit Agreement, and that the mandatory prepayments provided for in Section 4.5 of the First Priority Credit Agreement and Section 4.2 of the Second Priority Credit Agreement may be applied in a manner consistent with the terms of such respective agreements.

(iv)          Each of the parties hereto acknowledges that the Lien priorities provided in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of (i) the invalidity, irregularity or unenforceability of all or any part of the Loan Documents, the Second Priority Senior Notes Indenture or the Second Priority Senior Notes; (ii) any amendment, change or modification of any Loan Document, the Second Priority Senior Notes Indenture or the Second Priority Senior Notes; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Credit Party, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Credit Party.

(b)           Each Collateral Agent hereby appoints each other as agent for purposes of perfecting its respective security interests, Liens and claims in the Collateral (in each case, whether such Collateral was delivered to the First Priority Collateral Agent or the Second Priority Collateral Agent, as the case may be, prior to, on or after the date hereof), in each case to the extent that such perfection may be obtained by possession or control and hereby acknowledges that it holds possession of such collateral, including, without limitation, any instruments, for the benefit of the other Collateral Agent.  On the date on which the First Priority

Secured Obligations are Fully Paid, the First Priority Collateral Agent shall deliver or cause to be delivered any Collateral in its possession or control to the Second Priority Collateral Agent.

(c)           The parties hereto shall not challenge or question in any proceeding the validity, perfection, priority or enforceability of this Agreement, as a whole, or any term or provision contained herein or the validity or enforceability of any Lien, Mortgage or financing statement in favor of any Collateral Agent or the relative priority of any such Lien or Mortgage.

(d)           In the event of any Refinancing of the First Priority Secured Obligations, the Second Priority Collateral Agent and the Second Priority Secured Creditors, including the Second Priority Senior Notes Trustee, on behalf of itself and the Second Priority Senior Noteholders, do hereby confirm (and, upon request, agree to reconfirm at any time) the continued applicability of the provisions hereof in respect of the relative priority between the Liens securing the Second Priority Secured Obligations and the Liens securing any Obligations incurred as a result of the Refinancing of the First Priority Secured Obligations, but only to the extent that such Refinancing is consummated in accordance with all applicable provisions of the Second Priority Credit Agreement.  In connection with any Refinancing of all or any portion of the First Priority Secured Obligations prior to the occurrence of a Bankruptcy Event, the Second Priority Collateral Agent, on behalf of each Second Priority Secured Creditor, shall, if requested by Borrower or the existing or new holders of the First Priority Secured Obligations, execute an intercreditor agreement or amend and restate this Agreement in a manner that is substantially similar to this Agreement with the lenders under such Refinancing.

(e)           The Second Priority Collateral Agent, on behalf of itself and each Second Priority Secured Creditor (including, without limitation, the Second Priority Senior Notes Trustee, for itself and the Second Priority Senior Noteholders), hereby waives any requirement on the part of the First Priority Collateral Agent or the First Priority Secured Creditors in respect of marshalling of assets upon any exercise of remedies by the First Priority Collateral Agent or the First Priority Secured Creditors and any requirement that the First Priority Collateral Agent or any First Priority Secured Creditor exercise remedies with respect to collateral security for the First Priority Obligations in any particular order or any particular manner.

(f)            Nothing in this Agreement shall relieve any Assignor from the performance of any term, covenant, condition or agreement on such Assignor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Assignor’s part to be so performed or observed or impose any liability on any Collateral Agent for any act or omission on the part of such Assignor relative thereto or for any breach of any representation or warranty on the part of such Assignor contained in this Agreement or any other Loan Document or the Second Priority Senior Notes Indenture, or in respect of the Collateral pledged by it.  The obligations of each Assignor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Assignor’s other obligations hereunder.

Section 3.              Certain Intercreditor Agreements Regarding Refinancing of Bank Obligations, Amendments to Loan Documents and Related Matters.

(a)           The Second Priority Senior Notes Trustee agrees, acknowledges and consents that, until the Bank Obligations are Fully Paid, at any time and from time to time without the consent of or notice to the Second Priority Senior Notes Trustee or any Second Priority Senior Noteholder and, without incurring responsibility to the Second Priority Senior Notes Trustee or any Second Priority Senior Noteholder, and without impairing or releasing the subordination provided for herein or the obligations hereunder, any or all of the First Priority Loan Documents and/or any or all of the Second Priority Loan Documents and/or any or all of the Obligations thereunder may be Refinanced, refunded, replaced, amended, extended, renewed, restated, supplemented or otherwise modified in any way whatsoever, including, without limitation, to:

(i) shorten or extend the final maturity of all or any part of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations), (ii) modify the amortization of the principal amount of all or any part of the First Priority Secured Obligations or Second Priority Secured Obligations, (other than the Second Priority Senior Notes Obligations), (iii) to the extent permitted by the Second Priority Senior Notes Indenture, increase the principal amount of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations), or otherwise provide for additional advances and grant any lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance to secure any such increased indebtedness and, irrespective of the time, order or method of creation, attachment or perfection thereof or the filing or recording thereof, make any such lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance, in each case subject to Section 2, including the lien priorities set forth set forth therein, (iv) raise the standard or default per annum interest rates applicable to all or any part of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations), (v) impose any additional fees or penalties upon Borrower or any of its subsidiaries or increase the amount of or rate for any fees or penalties provided for in the First Priority Loan Documents or Second Priority Loan Documents, (vi) retain or obtain a lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance on any property to secure any of the First Priority Secured Obligations or Second Priority Secured Obligations, (vii) enter into any new, replaced, amended, extended, renewed, restated, supplemented or otherwise modified First Priority Loan Documents or Second Priority Loan Documents, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations) or otherwise Refinance, refund, replace, amend, extend, renew, restate, supplement or otherwise modify in any manner, or grant any waiver, forbearance or release with respect to, all or any part of the First Priority Secured Obligations or Second Priority Secured Obligations (in each case, other than the Second Priority Senior Notes Obligations) or any First Priority Loan Document or Second Priority Loan Document, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second

Priority Senior Notes Obligations), (x) release any Person liable in any manner under or in respect of First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations) or, acting in accordance with the relevant Security Documents, release or compromise any obligation of any nature of any Person with respect to any of the First Priority Secured Obligations or Second Priority Secured Obligations, (xi) except to the extent in violation of the Second Priority Senior Notes Indenture, sell, exchange, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the First Priority Secured Obligations or Second Priority Secured Obligations, including without limitation, any Collateral, (xii) subject to Section 4, release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any First Priority Secured Obligations or Second Priority Secured Obligations, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property, (xiii) amend or grant any waiver or release with respect to, or consent to any departure from, any guaranty of all or any of the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations), (xiv) grant any lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance, (xv) exercise or refrain from exercising any rights or remedies against and release from obligations of any type (other than the Second Priority Senior Notes Obligations), Borrower or any of its subsidiaries or any other Person, (xvi) replace any Bank Agent, Collateral Agent or Lender, whether or not in connection with a Refinancing and (xvii) otherwise manage and supervise the First Priority Secured Obligations or Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations) in accordance with such person’s usual practices, modified from time to time as such person deems appropriate under the circumstances.

(b)           The Second Priority Senior Notes Trustee, for itself and on behalf of the Second Priority Senior Noteholders, hereby irrevocably constitutes and appoints the Second Priority Collateral Agent and any officer or agent of the Second Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Senior Notes Trustee or such holder or in the Second Priority Collateral Agent’s own name, from time to time in the Second Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 3, to take any and all appropriate action and to execute and record any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3, including, without limitation, any financing statements, endorsements or other instruments of transfer or release.  In connection therewith, the Second Priority Collateral Agent acknowledges its appointment on the date hereof under Section 11.03 of the Second Priority Senior Notes Indenture as Second Priority Collateral Agent for the benefit of the Second Priority Senior Notes Trustee and the holders of the Second Priority Senior Notes, subject to all terms and conditions set forth in the Indenture.

(c)           In connection with any Refinancing, refunding, replacement, amendment, extension, renewal, restatement, supplement or other modification of all or any portion of the First Priority Secured Obligations or the Second Priority Secured Obligations prior to the occurrence of a Bankruptcy Event, the Second Priority Senior Notes Trustee, on behalf of each Second Priority Senior Noteholder, does hereby (i) confirm (and, upon request, agrees to reconfirm at any time) the continued applicability of the provisions hereof and (ii) consent to any successor, replacement or assignee of any First Priority Agent, Second Priority Agent or Mortgagee becoming party to this Agreement and/or any Security Agreements or Loan Documents (including by execution of an assignment or joinder agreement or other equivalent instrument) without any additional consent or approval of the Second Priority Senior Notes Trustee; provided, however, that, notwithstanding the foregoing, the Second Priority Senior Notes Trustee shall, if requested by the Borrower, any First Priority Agent, Second Priority Agent or the Mortgagee (or any successor, replacement or assignee thereof), or any existing or new holder of First Priority Secured Obligations or Second Priority Secured Obligations, execute an intercreditor agreement, or an amendment to or restatement of this Agreement substantially similar to this Agreement (incorporating such amendments, modifications, waivers or variances which do not materially adversely affect the rights and benefits of the holders of the Second Priority Senior Notes in a different manner than the other Second Priority Secured Creditors).

Section 4.              Release of Liens.

(a)           Subject to the provisions of Section 4(b), each of the First Priority Collateral Agent, the Second Priority Collateral Agent and the Mortgagee may, at any time or from time to time, acting in accordance with the First Priority Security Agreement, the Second Priority Security Agreement or, in the case of any Mortgage, the terms of the Credit Agreements, as the case may be, release any Liens against all or any portion of the Collateral.

(b)           If (i) the First Priority Collateral Agent releases the Liens on all Collateral in respect of all First Priority Secured Obligations and the Second Priority Collateral Agent releases the Liens on all Collateral in respect of all Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations), or (ii) all First Priority Secured Obligations and all Second Priority Secured Obligations (other than the Second Priority Senior Notes Obligations) are Fully Paid, then all the Liens on the Collateral securing the Second Priority Senior Notes Obligations will be automatically released and terminated and the Second Priority Collateral Agent shall have no further duties or obligations under the Second Priority Security Agreement; provided, however, in the case of either clause (i) or (ii) above, if a Default or Event of Default shall have occurred and be continuing under the Second Priority Senior Notes Indenture, the Liens on the Collateral securing the Second Priority Senior Notes Obligations shall not be released and the Second Priority Security Agreement shall not terminate until such time as the Default or Event of Default is cured or waived in accordance with the Second Priority Senior Notes Indenture.

(c)           Subject to Section 4(b), the Second Priority Senior Notes Trustee agrees that its consent shall not be required in connection with the release of all or any portion of the Collateral at any time, including, without limitation, any time that a Default or Event of Default shall have occurred and be continuing under the Second Priority Senior Notes Indenture.

Section 5.              Exercise of Remedies.

(a)           Notwithstanding anything to the contrary in this Agreement or the Second Priority Senior Notes Indenture, until the Second Priority Bank Obligations are Fully Paid and, so long as all Liens securing the Second Priority Notes Obligations have not been released, (i) neither the Second Priority Senior Notes Trustee nor any Second Priority Senior Noteholder shall have any right or power to exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Collateral (other than to receive a share of the Proceeds (as defined in the Second Priority Security Agreement or the applicable Mortgage, as the case may be)) of such Collateral, if any, as and when provided in the Second Priority Security Agreement or the applicable Mortgage, as the case may be), including, without limitation, the following: (w) to institute any action or proceeding with respect to any Collateral, including, without limitation, any action of foreclosure, (x) contest, protest or object to (1) any foreclosure proceeding or action brought by any Bank Agent or Collateral Agent, (2) the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Bank Agent or First Priority Secured Creditor is a party, or (3) any other exercise by any such party, of any rights and remedies relating to the Collateral under any First Priority Loan Documents, any Second Priority Loan Documents or otherwise, (y) object to the forbearance by any Bank Agent or Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, (z) demand, accept or obtain any lien, mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, charge, deposit arrangement or other similar encumbrance on any Collateral (other than from time to time as granted pursuant to the Second Priority Security Agreement or the Mortgages); and (ii) the Bank Agents and the Lenders shall have the exclusive right to enforce rights, exercise remedies (including, without limitation, setoff, recoupment and the right to credit bid any Obligations) and make determinations regarding release (subject to Section 4), disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Priority Senior Notes Trustee or any Second Priority Senior Noteholder.  In exercising rights and remedies with respect to the Collateral, the Bank Agents and the Lenders may (acting in accordance with the terms of the applicable Loan Documents) enforce the provisions of the First Priority Loan Documents and the Second Priority Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include, without limitation, the rights of an agent or other representative appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

(b)           In the event that the Second Priority Senior Notes Trustee receives proceeds of any Collateral, it shall hold such proceeds in trust for, and promptly turn over such proceeds (in the same form as received, with any necessary non-recourse endorsement), to the Second Priority Collateral Agent, which shall in turn, if required, dispose of such Collateral in accordance with the provisions of Section 2(a)(ii); provided, however, that in the event that the Second Priority Senior Notes Trustee fails to provide any such endorsement, the Second Priority Collateral Agent is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(c)           The Second Priority Senior Notes Trustee, for itself and on behalf of the Second Priority Senior Noteholders, agrees that the Second Priority Senior Notes Trustee and the Second Priority Senior Noteholders will not take any action that would hinder any exercise of remedies undertaken by the Collateral Agents under the

Security Documents or the Bank Agents under the Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

(d)           Without limiting the generality of the foregoing, in any bankruptcy case of a pledgor of Collateral, neither the Second Priority Senior Notes Trustee nor the Second Priority Senior Noteholders shall directly or indirectly (i) object to the terms of any use of cash collateral or debtor in possession financing consented to by the Bank Agents, or file any pleading with respect to use of cash collateral or debtor in possession financing without the prior express written consent of the Bank Agents in each instance, provided the Second Priority Senior Notes Obligations and Second Priority Bank Obligations are treated similarly in connection with any such use of cash collateral or financing, (ii) object to any adequate protection, including additional or replacement liens or administrative priority claims, consented to by the Bank Agents, or file any pleading with respect to any such adequate protection, without the prior express written consent of the Bank Agents in each instance, provided the Second Priority Senior Notes Obligations and Second Priority Bank Obligations are treated similarly in connection with any such adequate protection, (iii) seek relief from the automatic stay, or object to any relief from the automatic stay requested by the Bank Agents, with respect to any portion of the Collateral, without the prior express written consent of the Bank Agents in each instance, provided the Second Priority Senior Notes Obligations and Second Priority Bank Obligations are treated similarly in connection with any such motion, (iv) object to any sale of all or any portion of the Collateral consented to by the Bank Agents, or file any pleading with respect to the sale of all or any portion of the Collateral, without the prior express written consent of the Bank Agents in each instance, provided the Second Priority Senior Notes Obligations and Second Priority Bank Obligations are treated similarly in connection with any such sale, or (v) appear and be heard on any matter in such case in a manner inconsistent with the terms and provisions of this Agreement.

(e)           Unless and until all Bank Obligations have been Fully Paid, the Bank Agents and the Lenders shall have the sole and exclusive right, subject to the rights of the Borrower under the Loan Documents, to adjust settlement for any insurance policy governing the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

Section 6.                Amendments to Second Priority Senior Notes Indenture.  The Second Priority Senior Notes Trustee shall not amend, modify, waive or supplement, or cause to be amended, modified, waived or supplemented, any provision of the Second Priority Senior Notes Indenture, unless such amendment, modification, waiver or supplement is permitted in accordance with any applicable terms of the Credit Agreements.

Section 7.                Disclaimers, Etc.

(a)           Each party executing this Agreement agrees, for itself and on behalf of the relevant Secured Creditors, that (i) each Collateral Agent may act as the First Priority Instructing Group or the Second Priority Instructing Group, as the case may be, may direct (regardless of whether any Secured Creditor or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) each Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement) and (iii) no Secured Creditor or any holder represented thereby shall have any liability to any other Secured Creditor or any holder represented thereby for any such request.

(b)           For the avoidance of doubt, each Collateral Agent may at any time request directions from the First Priority Instructing Group or the Second Priority Instructing Group, as the case may be, as to any course of action or other matter relating hereto or as to any Security Document.  Except as otherwise expressly specified in this Agreement, any such directions given by the First Priority Instructing Group or the Second Priority Instructing Group shall be binding on the First Priority Secured Creditors and the Second Priority Secured Creditors, respectively, for all purposes as described in this Section 7.

(c)           The provisions of Article XI of the Second Priority Security Agreement are incorporated herein by reference thereto.

(d)           Notwithstanding the use of the term “Agent” herein and/or in any Loan Document, it is expressly understood and agreed that no Collateral Agent shall have any fiduciary responsibilities to any Secured Creditor by reason of this Agreement, any Security Agreement or any Loan Document and that each Collateral Agent is merely acting as the contractual representative of the applicable Secured Creditors with only those duties as are expressly set forth in this Agreement and the Security Agreements and Mortgages, as the case may be.  In its capacity as the Secured Creditors’ contractual representative, no Collateral Agent assumes any fiduciary duties to any of the Secured Creditors and each is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the Security Agreements and Mortgages, as the case may be.  Each party hereto, for itself and on behalf of the relevant Secured Creditors hereby agrees not to assert a claim against a Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each party hereto, on behalf of each Secured Creditor, hereby waives.  In addition, no Collateral Agent shall have any implied duties to any Secured Creditor or any obligation to any Secured Creditor to take any action hereunder or under any Security Agreement or Mortgage, except any action specifically provided herein or therein to be taken by such Collateral Agent.

Section 8.                Notices of Default and of Payment in Full of Indebtedness.  Each party hereto agrees to use reasonable efforts to give to the others copies of any written notices of default, termination, demand for payment, redemption, acceleration, foreclosure, exercise of remedies and any other written notice of a like nature, which may be given under or pursuant to the terms of any of the applicable Loan Documents or the Second Priority Senior Notes Indenture and of any notice contemplated under the definition of the term “Fully Paid” herein, in each case concurrently with, or as soon as practicable after, the giving of such notice to such party; provided, however, that no failure of any party to give a copy of any such notice as provided herein shall in any event affect the validity or effectiveness of the notice or render the party liable to any other party in any respect or relieve any party of its obligations and agreements contained herein; provided, further, however, that in no event shall this Section 8 require the delivery of any notices to Borrower.

Section 9.                Notices.

(a)           All notices and communications hereunder shall be sent or delivered by mail, telecopier or overnight courier service and all such notices and communications shall (i) in the case of a notice or communication sent by mail, be effective three Business Days following deposit with proper prepaid postage in the mail; (ii) in the case of a notice or communication sent by telecopier, be effective when sent, provided appropriate confirmation is received by the sender; and (iii) in the case of a notice or communication sent by overnight courier, be effective on the date of delivery.  All notices, requests, demands or other communications shall be in writing and addressed as follows:

(i)          If to the First Priority Collateral Agent or First Priority Bank Agent or Mortgagee:

Deutsche Bank Trust Company Americas
233 South Wacker Drive
Chicago, Illinois  60606
Attention:  Frank Fazio
Telephone No.:  (312) 993-8094
Telecopier No.:  (312) 993-8139

with a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention:  Charles B. Boehrer
Telephone Number:  (312) 558-5600
Telecopier Number:  (312) 558-5700

(ii)           If to the Second Priority Collateral Agent or Second Priority Bank Agent or Mortgagee:

Deutsche Bank Trust Company Americas
31 West 52nd Street
New York, New York  10022
Attention:  John Anos
Telephone No.:  (212) 469-2750
Telecopier No.:  (212) 469-3632

with a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention:  Charles B. Boehrer
Telephone Number:  (312) 558-5600
Telecopier Number:  (312) 558-5700

(iii)          If to the Second Priority Senior Notes Trustee:

HSBC Bank USA
452 Fifth Avenue
Issuer Services
New York, New York  10018
Attention:  Gloria Alli
Telephone:  (212) 525-1404
Telecopier No.:  (212) 525-1300

with a copy to:

Baker & McKenzie
805 Third Avenue
New York, New York  10022
Attention:  Lawrence D. Pringle
Telephone No.:  (212) 891-3980
Telecopier No.:  (416) 863-6275

or at such other address or to any such successor or assign as any party may designate by notice to the other party in accordance with the provisions hereof.  In the event that any Secured Creditor shall be required by the UCC or any other applicable law to give notice to the Borrower or any other Secured Creditor of the intended disposition of any Collateral, such notice shall be given as provided in the Second Priority Security Agreement and ten days notice shall be deemed to be commercially reasonable.  Each Second Priority Secured Creditor, including the Second Priority Senior Notes Trustee, hereby appoints the Second Priority Collateral Agent as its agent and representative for purposes of giving and receiving notices under the Second Priority Security Documents.

(b)           Upon written request from the Second Priority Collateral Agent, the Second Priority Notes Trustee agrees to promptly notify the Second Priority Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Second Priority Senior Notes and the amount, if any, then due and payable under the Second Priority Senior Notes Indenture, as at such date as the Second Priority Collateral Agent may specify and (ii) any payment received by the Second Priority Senior Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the Second Priority Senior Notes.

Section 10.             GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

Section 11.             CONSENT TO JURISDICTION.  THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT

LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO ACCEPTS FOR AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, IN ANY SUCH ACTIONS OR PROCEEDINGS, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, AND WITH ANY JUDGMENT SUBJECT TO RIGHTS OF APPEAL IN THE JURISDICTIONS SET FORTH ABOVE.

Section 12.             WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PARTIES HERETO.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 13.             Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

Section 14.             Counterparts.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 15.             Severability.  The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

Section 16.             Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the First Priority Secured Creditors and the Second Priority Secured Creditors and their respective successors and assigns regardless of whether such successors or assigns are signatories hereto.  The term “Borrower” as used herein shall also refer to the permitted successors and assigns of the Borrower, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.  The Secured Creditors shall have the right to assign, transfer or grant participations in part or all of the senior debt owed to them, the security therefor and their rights hereunder.  This Agreement shall be binding upon and enure to the benefit of the Secured Creditors and their successors and assigns.

Section 17.             Conflict with Other Agreements.  The parties hereto agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall control.

Section 18.             Amendments and Waivers.  This Agreement constitutes the entire agreement of the parties hereto and does not affect any rights and remedies except as expressly provided herein. This Agreement shall be amended, modified or waived only with the written consent of the First Priority Collateral Agent (with such written requisite consent of the First Priority Lenders as may be required pursuant to Section 13.1 of the First Priority Credit Agreement) and the Second Priority Collateral Agent (with the written consent of the Required Lenders (as defined in the Second Priority Credit Agreement)), except that (i) written consent of the Second Priority Senior Notes Trustee shall be required if the amendment, modification or waiver or variance would materially adversely affect the rights and benefits of the Second Priority Senior Noteholders in a different manner than the other Second Priority Secured Creditors; and (ii) written consent of the Borrower shall be required if the amendment, modification or waiver would impose, or have the effect of imposing, on the Borrower more restrictive covenants or greater obligations than those applicable to the Borrower under this Agreement or any of the Loan Documents as of the date hereof.  No waiver shall be deemed to be made by either Collateral Agent of their respective rights hereunder, unless the same shall be in writing signed by such Collateral Agent (acting in accordance with this Section 18), and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of such Collateral Agent, in any other respect at any other time.

Section 19.             Miscellaneous.  This Agreement is solely for the purpose of defining the relative rights and priorities of the parties hereto and that of the First Priority Secured Creditors and the Second Priority Secured Creditors and their respective successors and assigns with respect to the Collateral, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  It is expressly acknowledged and agreed that the First Priority Collateral Agent and the Second Priority Collateral Agent may be referred to in one or more Security Documents by other defined terms, including, without limitation, the “Revolving Credit Agreement Collateral Agent” and the “Term Credit Agreement Collateral Agent”, respectively.  No such use of such different terminology is intended to affect the enforcement of this Agreement or any other Security

Document.  This Agreement shall not inure to the benefit of the Borrower or any Subsidiary thereof, or their respective successors and assigns.  The parties hereto agree and acknowledge that they shall not challenge or question in any proceeding the validity, perfection, priority or enforceability of this Agreement, as a whole, or any term or provision contained herein.  Without limiting the terms of this Agreement, the parties intend that this Agreement shall be enforceable in a bankruptcy proceeding, including pursuant to Section 510(a) of the Bankruptcy Code (as defined in the Second Priority Security Agreement).

Section 20.             Termination.  Upon the one hundred twenty-first (121st) day after all Bank Obligations have been Fully Paid, this Agreement shall immediately terminate and cease to be effective and the Bank Agents, the Lenders, the Second Priority Senior Noteholders, the Second Priority Senior Notes Trustee, and the Credit Parties shall be released from their respective obligations hereunder (other than such obligations that by their terms are stated to survive the termination of this Agreement); provided, however, (a) this Agreement shall be automatically reinstated if at any time payment of, in whole or in part, any of the Bank Obligations are challenged by the initiation of any suit or proceeding by any party, or are rescinded or must otherwise be restored or returned by any Bank Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, or under any other state or federal law, the common law or any ruling in equity, all as though such payment had not been made, and in such event, all reasonable documented costs and expenses including, without limitation, any reasonable documented legal fees and disbursements) incurred by any Bank Agent or any Lender in defending any such action or proceeding or enforcing such reinstatement shall be deemed included as part of the First Priority Bank Obligations or Second Priority Bank Obligations, as the case may be, and the Second Priority Senior Notes Trustee and the Second Priority Senior Noteholders shall account for any payments received in respect of the Collateral prior to such reinstatement and (b) immediately after all Bank Obligations have been Fully Paid, the terms of this Agreement shall no longer be applicable to restrict any action or failure to act by the Second Priority Senior Notes Trustee and the Second Priority Senior Noteholders with respect to the Collateral subject to the immediately preceding clause (a).

Section 21.             Effect of Amendment and Restatement.  Each party hereto hereby acknowledges that this Agreement amends and restates in its entirety the Existing Intercreditor Agreement and the liens and security interests of the Secured Creditors securing payment of the Obligations are in all respects continuing and in full force and effect with respect to the Obligations, without regard to such amendment and restatement.  The security interest in, lien upon and/or conditional assignment of rights and interests of the Borrower and its relevant subsidiaries granted to the Collateral Agents pursuant to the Security Agreements are hereby ratified and shall continue from and after the date hereof and as such, shall remain in full force and effect pursuant to the Security Agreements from and after the date hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Priority Bank Agent

By:	/s/ Mary Jo Jolly

Name:	Mary Jo Jolly

Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as First Priority Collateral Agent

By:	/s/ Mary Jo Jolly

Name:	Mary Jo Jolly

Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Bank Agent

By:	/s/ Mary Jo Jolly

Name:	Mary Jo Jolly

Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Collateral Agent

By:	/s/ Mary Jo Jolly

Name:	Mary Jo Jolly

Title:	Assistant Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Mortgagee

		By:	/s/ Mary Jo Jolly

		Name:	Mary Jo Jolly

		Title:	Assistant Vice President

HSBC BANK USA, as Second Priority Senior Notes Trustee

		By:	/s/ Herawattee Alli

		Name:	Herwattee Alli

		Title:	Corporate Trust Officer

Acknowledged and Agreed:

HUNTSMAN LLC

By:	/s/ J. Kimo Esplin

Name:	J. Kimo Esplin

Title: Executive Vice President and Chief Financial Officer